UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

NEXTNRG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

407 Lincoln Rd. #9F, Miami Beach, Florida 33190

(Address of principal executive offices, including Zip Code)

(305) 791-1169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NXXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Power Purchase Agreements

On November 17, 2025, NextNRG, Inc (the “Company”), caused two of its wholly owned subsidiaries, NextNRG Sunnyside Microgrid LLC and NextNRG Topanga Microgrid LLC (each, a “Project Subsidiary” or the “Seller”) to enter into two separate Power Purchase Agreements (each, a “PPA”) with each of Sunnyside Nursing and Post-Acute Care Center and Topanga Nursing and Post-Acute Care Center, respectively (the “Purchasers”).

Under each PPA, the applicable Project Subsidiary agrees to design, construct, install, own, operate and maintain an on-site photovaltaic and battery energy storage system (each, a “System”) at the relevant Purchaser’s facility, and the Purchaser agrees to purchase all electric energy generated by the System at a contract price per kilowatt-hour, as described in the PPA.

The PPAs also provide that Environmental Incentives, Environmental Attributes, and tax credits associated with the System accrue to the Seller, and that Purchaser’s purchase of electricity does not include such Environmental Attributes, Environmental Incentives, or Tax Credits, all of which remain with the Seller. The PPAs contain a termination payment schedule that sets forth specified dollar amounts for each contract year in the event of certain early termination scenarios, as described in the agreement. The amounts payable under this schedule decline over time. , under each PPA, the Purchaser has an option to purchase the applicable System at certain times and on terms specified in the Agreement, with the pricing based on fair market value.

Sunnyside PPA

Under the PPA relating to the Sunnyside Nursing and Post-Acute Care Center in Torrance, California (the “Sunnyside PPA”), the System is described as a 409 kW Solar + 300 kW/1,200 kWh Battery Energy Storage System, installed as a roof mounted system.

The Sunnyside PPA has an initial term of 28 years, commencing on the Commercial Operation Date of the System, with options with options for up to two additional renewal terms of five years each, if both parties agree as provided in the agreement. The Condition Satisfaction Date is January 24, 2026, the Anticipated Commercial Operation Date is October 30, 2026, and the Outside Commercial Operation Date is December 30, 2026.

Topanga PPA

Under the PPA relating to the Topanga Nursing and Post-Acute Care Center in Canoga Park, California (the “Topanga PPA”), the System is described as a 350 kW Solar + 250 kW/1,000 kWh Battery Energy Storage System, installed as a roof mounted system.

The Topanga PPA has an initial term of 28 years, commencing on the Commercial Operation Date of the System, with options for up to two additional renewal terms of five years each, if both parties agree as provided for in the Agreement. The Condition Satisfaction Date is January 24, 2026, the Anticipated Commercial Operation Date is October 30, 2026, and the Outside Commercial Operation Date is December 30, 2026.

The foregoing descriptions of the Sunnyside PPA and Topanga PPA do not purport to be complete and are qualified in their entirety by reference to the full text of each agreement, copies of which are filed herewith as Exhibit 10.1 and 10.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Power Purchase Agreement by and between NextNRG Sunnyside Microgrid LLC and Sunnyside Nursing and Post-Acute Care Center, dated November 17, 2025
10.2*	Power Purchase Agreement by and between NextNRG Topanga Microgrid LLC and Topanga Nursing and Post-Acute Care Center, dated November 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain identified information has been excluded from this exhibit (indicated by asterisks) because it is both not material and the type of information that the Company treats as private or confidential, in accordance with the rules of the SEC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NextNRG, Inc.

Date November 20, 2025	By:	/s/ Michael Farkas
	Name:	Michael Farkas
	Title:	Chief Executive Officer